Exhibit 10.40

ADVANCE AUTO PARTS, Inc.
2007 SARS AWARD
(STOCK SETTLED)

Award Number:

Award Date	Number of Shares	Grant Price	Expiration Date

THIS CERTIFIES THAT Advance Auto Parts, Inc. (the “Company”) has on the Award Date specified above granted to
«Name»
(“Participant”) Stock Appreciation Rights (the “SARs”) with respect to the number of shares of Advance Auto Parts, Inc. Common Stock, $.0001 par value per share (“Stock”), indicated above in the box labeled “Number of Shares” (the “Shares”). The initial value of each Share is indicated above in the box labeled “Grant Price.” The SARs that this Certificate represents shall vest and become exercisable in accordance with the vesting schedule, all as set forth in Section 2 below, and upon vesting shall be fully exercisable until the Expiration Date. This Award is subject to the terms and conditions set forth below and in the Advance Auto Parts, Inc. 2004 Long-Term Incentive Plan (the “Plan”). A copy of the Plan is available upon request. In the event of any conflict between the terms of the Plan and this Award, the terms of the Plan shall govern. Any terms not defined herein shall have the meaning set forth in the Plan.

* * * * *

1. Duration of SAR. Subject to the following sentence, this SAR shall expire on the Expiration Date. However, if your employment or other association with the Company and its Affiliates ends before that date, this SAR shall expire on Expiration Date or, if earlier, the date specified in whichever of the following applies:

(a) If the termination of your employment or other association is on account of retirement or disability, ninety (90) days after the date on which your SAR becomes exercisable as to all of the Shares or, if your SAR had become exercisable as to all of the Shares prior to such termination, ninety (90) days after the date your employment or other association ends on account of retirement or disability. For all purposes of this Award, “disability” means having become disabled within the meaning of Section 22(e)(3) of the Internal Revenue Code and “retirement” means termination of employment or other association upon the attainment of at least age 55 and at least 10 years of service, of which the last three must be consecutive years with the Company.

(b) If the termination of your employment or other association is on account of death, or you die within ninety (90) days of the termination of your employment or other association (other than when terminated for cause), the date which is twelve (12) months after your employment or other association ends.

(c) If the termination of your employment or other association is for cause, as determined in good faith by the Committee, the date your employment ends.

(d) In all other cases, ninety (90) days after your employment or other association ends.

Notwithstanding any contrary provision of this Award, as to any SARs which have not then become exercisable, the Company may cancel this SAR at any time and without prior notice, and as to SARs which are then exercisable the Company may cancel this SAR at any time on ninety (90) days prior notice to you, in response to actions taken by you that could be considered detrimental to the Company or any of its Affiliates. Whether any of your actions could be considered detrimental will be determined by the Compensation Committee of the Board of Directors (the “Committee”) in its sole discretion and may include, but will not be limited to the following: your employment by or other association with a direct competitor of the Company or an Affiliate; your establishment of a business which competes with the Company or an Affiliate; or your unauthorized release of confidential information of the Company or an Affiliate.

2. Exercise of SARs.

(a) Subject to the provisions of this Section 2, until these SARs expire, you may exercise them as to the number of SARs identified in the table below, in full or in part, at any time on or after the applicable Exercise Date or dates identified in the following table.

Number of Shares in Each Installment	Initial Exercise Date for Shares in Installment
«M_1st_yr_Vest»	«M_1st_yr_date»
«M_2nd_yr_Vest»	«M_2nd_yr_date»
«M_3rd_yr_vest»	«M_3rd_yr_date»

(b)  No shares of Common Stock shall be issued to Participant prior to the date on which the SARs are exercised in accordance with this Section 2. Upon exercise of the Stock Appreciation Rights, the Participant shall be entitled to receive a number of Issued Shares for each share with respect to which the Stock Appreciation Rights are exercised equal to (i) the excess of the Fair Market Value of one share on the date of exercise over the Grant Price, divided by (ii) the Fair Market Value of one share on the date of exercise. The Issued Shares shall be issued in book-entry form, registered in Participant’s name or in the name of Participant’s legal representatives, beneficiaries or heirs, as the case may be. The Company will not deliver any fractional share of Common Stock but will pay, in lieu thereof, cash equal to the Fair Market Value of such fractional share.

(c) During any period that this SAR remains outstanding after your employment or other association with the Company and its Affiliates ends, you may exercise it only to the extent it was exercisable immediately prior to the end of your employment or other association except in the following circumstances. If your employment or other association ends on account of retirement or disability, this SAR shall nevertheless continue to become exercisable in accordance with the table above. If your employment or other association ends on account of your death, or you die within ninety (90) days after your employment or other association ends, this SAR shall become exercisable upon the date of your death for all of the SARs if not then exercisable in full. In no event may this SAR be exercised after it expires as determined in accordance with this Section 2.

(d) At any time, you may exercise this SAR by delivery to the Company at its principal executive offices (the date such delivery occurs is hereinafter referred to as, the “Exercise Date”) a notice which shall state that Participant elects to exercise the SAR as to the number of shares specified in the notice as of the date specified in the notice. Such notice should be made to the stock administrator at the Company headquarters or its designee. All notices will be acknowledged and validated by the Company prior to actual exercise of a SAR.

3. Transfer of SAR. You may not transfer this SAR except by will or the laws of descent and distribution, and, during your lifetime, only you (or in the event of your disability, your legal guardian or representative) may exercise this SAR. Any attempt to sell, pledge, assign, hypothecate, transfer or otherwise dispose of the SAR granted by this Award in contravention of this Award or the Plan shall be void.

4. No Rights as a Stockholder. You shall have no rights as a stockholder of any Stock covered by this SAR until the Exercise Date and entry evidencing such ownership is made in the stock transfer books of the Company. Except as may be provided under Section 4(c) of the Plan, the Company will make no adjustment for dividends (ordinary or extraordinary whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the Exercise Date.

5. Notices. Except as otherwise provided herein, all notices, requests, demands and other communications under this Award shall be in writing, and if by telecopy, shall be deemed to have been validly served, given or delivered when sent, or if by personal delivery or messenger or courier service, shall be deemed to have been validly served, given or delivered upon actual delivery (but in no event may notice be given by deposit in the United States mail), at the following addresses, telephone and facsimile numbers (or such other address(es), telephone and facsimile numbers a party may designate for itself by like notice):

If to the Company: Advance Auto Parts, Inc. located at 5008 Airport Road, Roanoke, Virginia, 24012, Attention: General Counsel or by Telephone at (540) 561-3225 or Telecopy at (540) 561-1448;

With copy to: Advance Auto Parts, Inc. located at 5008 Airport Road, Roanoke, Virginia, 24012, Attention: Senior Vice President, Human Resources or by Telephone at (540) 561-6841 or Telecopy at (540) 561-6918;

If to you, the Participant, to your home address on record at Advance Auto Parts or your business address at Advance Auto Parts.

6. Miscellaneous.

(a) This Award is made under the provisions of the Plan and shall be interpreted in a manner consistent with it. To the extent that any provision in this Award is inconsistent with the Plan, the provisions of the Plan shall control. The interpretation of the Committee of any provision of the Plan, the SAR or this Award, and any determination with respect thereto or hereto by the Committee, shall be binding on all parties.

(b) Nothing contained in this Agreement shall confer, intend to confer or imply any rights to an employment relationship or rights to a continued employment relationship with the Company or any Affiliate in your favor or limit the ability of the Company or an Affiliate, as the case may be, to terminate, with or without cause, in its sole and absolute discretion, your employment relationship with the Company or such Affiliate, subject to the terms of any written employment agreement to which your are a party.

(c)  Neither the Plan nor this Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and Participant or any other Person. To the extent that any Person acquires a right to receive payments form the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured creditor of the Company or any Affiliate.

(d)  The Company shall not be required to deliver any shares of Common Stock upon exercise of any Stock Appreciation Rights until the requirements of any federal or state securities laws, rules or regulations or other laws or rules (including the rules of any securities exchange) as may be determined by the Company to be applicable are satisfied.

(e)  An original record of this Award and all the terms hereof, executed by the Company, is held on file by the Company. To the extent there is any conflict between the terms contained in this Award and the terms contained in the original held by the Company, the terms of the original held by the Company shall control.

(f) Capitalized terms used but not defined herein shall have the meaning assigned under the Plan.

7. Income Tax Matters. The Company makes no representation or warranty as to the tax treatment of your receipt or exercise of this SAR or upon your sale or other disposition of the shares acquired through the exercise of the SARs. You should rely on your own tax advisors for such advice. In order to comply with all applicable federal or state income tax laws or regulations, the Company may take such action as it deems appropriate to ensure that all applicable federal or state payroll, withholding, income or other taxes, which are your sole and absolute responsibility, are withheld or collected from you at the time of your exercise of the SARs. The Company will inform you of alternative methods to settle any applicable taxes due prior to the first vesting date of your Award.

In Witness Whereof, this Award has been executed by the Company as of the date first above written.

ADVANCE AUTO PARTS, INC.

By: ___________________________